Exhibit 23



                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2001 relating to the financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appears in Kansas City Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 2000. Those financial statements have been incorporated into such registration statement in reliance on our report given on our authority as experts in auditing and accounting.


                                       /s/PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP


Kansas City, Missouri
September 28, 2001